UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2015

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Ha'Yahalomim St. P.O. Box 12163, Ashdod, Israel	7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2016, Eran Cohen was appointed to serve as Chief Operating Officer of  Integrity Applications, Inc. (the “Company”) and its wholly-owned Israeli subsidiary A.D. Integrity Applications Ltd. (the “Subsidiary”).

Mr. Cohen’s appointment was made pursuant to an Employment Agreement with the Subsidiary, dated December 29, 2015 (the “Employment Agreement”).  The Employment Agreement provides for Mr. Cohen to receive an annual base salary of NIS 660,000 (approximately $168,000 based on the exchange rate of 3.93 NIS / $1.00 USD in effect on January 5, 2016), as well as the payment of certain social and insurance benefits and the use of a company car.  In addition, pursuant to the Employment Agreement, Mr. Cohen was granted options to purchase up to 16,000 shares of common stock, par value $0.001 per share, of the Company, at an exercise price of $4.75 per share (the “Options”).  The Options will vest in eight equal quarterly installments, with the first such installment to vest on June 30, 2016, and shall be subject to the terms of the Company's 2010 Incentive Compensation Plan and an award agreement entered into between the Company and Mr. Cohen thereunder. The Employment Agreement is terminable by either party on 180 days’ notice, immediately by the Subsidiary with the payment of severance in an amount equal to 180 days of salary, or immediately by the Subsidiary for Cause (as defined in the agreement) without the payment of severance.  The Employment Agreement contains non-compete obligations applicable during the term of the agreement and for twelve months thereafter, disclosure and assignment obligations pertaining to all Company Inventions (as defined in the Employment Agreement), and confidentiality obligations that survive the termination of the agreement indefinitely.

Mr. Cohen, 57, served in positions of increasing responsibility at Lumenis Ltd. (NASDAQ:LMNS), the world leader in the design, manufacture, marketing and servicing of light and laser based systems for aesthetic, opthalmic, surgical and dental applications, from 2012 to 2015, including most recently as Vice President of Global Services.  From 2008 until 2012, Mr. Cohen served as Vice President of Operations at Cadent Ltd., which was acquired by Align Technologies, Inc. (NASDAQ:ALGN). Mr. Cohen received a bachelor’s degree in Sciences, Economics and Management, from The Technion – Israel Institute of Technology in Haifa, Israel and a Masters in Business Administration from Tel Aviv University, Recanati School of Management.

Mr. Cohen has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Cohen had, or will have, a direct or indirect material interest.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2016

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer

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